                                                            Rule 424(b)(3)
                                                            File No. 333-77041

                       SUPPLEMENT DATED DECEMBER 20, 1999

                                       TO

                            PROFILE DATED MAY 1, 1999
                                       AND
                          PROSPECTUS DATED MAY 1, 1999

                                       FOR

                                   FUTURITY II
                           VARIABLE AND FIXED ANNUITY

              ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


     The Profile dated May 1, 1999 (the "Profile") and the Prospectus Dated May 1, 1999 (the "Prospectus") for the Futurity II Variable and Fixed Annuity currently provides that additional Purchase Payments may be made by Participants at any time during the Accumulation Period.

     For owners of Individual Contracts issued in the State of Oregon ("Oregon Participants"), any reference in the Prospectus to the right to make additional Purchase Payments is modified as follows: Additional Purchase Payments may be made into the Contract only during the first three Account Years, rather than at any time during the Accumulation Period. We will not accept any Purchase Payments from Oregon Participants as of the fourth Account Anniversary. Any references contained in the Profile and the Prospectus in contradiction of these modified provisions should be disregarded by Oregon Participants.

THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF FUTURITY II VARIABLE AND FIXED ANNUITY, DATED MAY 1, 1999, AND THE CURRENT PROSPECTUSES OF THE FUNDS. THIS SUPPLEMENT AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FURTHER REFERENCE.





FUT 891

                                                            Rule 424(b)(3)
                                                            File No. 333-77041

                       SUPPLEMENT DATED DECEMBER 20, 1999

                                       TO

                            PROFILE DATED MAY 1, 1999
                                       AND
                          PROSPECTUS DATED MAY 1, 1999

                                       FOR

                              MFS REGATTA PLATINUM
                           VARIABLE AND FIXED ANNUITY

              ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)


     The Profile dated May 1, 1999 (the "Profile") and the Prospectus Dated May 1, 1999 (the "Prospectus") for the MFS Regatta Platinum Variable and Fixed Annuity currently provides that additional Purchase Payments may be made by Participants at any time during the Accumulation Period.

     For owners of Individual Contracts issued in the State of Oregon ("Oregon Participants"), any reference in the Prospectus to the right to make additional Purchase Payments is modified as follows: Additional Purchase Payments may be made into the Contract only during the first three Account Years, rather than at any time during the Accumulation Period. We will not accept any Purchase Payments from Oregon Participants as of the fourth Account Anniversary. Any references contained in the Profile and the Prospectus in contradiction of these modified provisions should be disregarded by Oregon Participants.

THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF MFS REGATTA PLATINUM VARIABLE AND FIXED ANNUITY, DATED MAY 1, 1999, AND THE CURRENT PROSPECTUS OF THE MFS/SUN LIFE SERIES TRUST. THIS SUPPLEMENT AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FURTHER REFERENCE.

PLATSUPP-5 12/99